Exhibit 23.1

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in:

     (i)Post-Effective Amendment No. 1 to Registration Statement No. 33-44922 on Form S-8 pertaining to the Wausau-Mosinee Paper Corporation 1991 Employee Stock Option Plan;

    (ii)Post-Effective Amendment No. 2 to Registration Statement No. 333-02845 on Form S-8 pertaining to the Wausau-Mosinee Paper Corporation Savings and Investment Plan;

   (iii)Registration Statement No. 333-42445 on Form S-8 pertaining to the Mosinee Paper Corporation 1985 Executive Stock Option Plan;

    (iv)Registration Statement No. 333-42447 on Form S-8 pertaining to the Mosinee Paper Corporation 1994 Executive Stock Option Plan;

 of our report, dated January 26, 2000, on our audits of the consolidated financial statements of Wausau-Mosinee Paper Corporation as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, which is included in this Annual Report on Form 10-K.

 Wausau, Wisconsin            WIPFLI ULLRICH BERTELSON LLP
 March 29, 2000
                                     -58-